GRAVEL AND SHEA
                              ATTORNEYS AT LAW
                             76 ST. PAUL STREET
                             POST OFFICE BOX 369
                       BURLINGTON, VERMONT 05402-0369



                                        January 12, 1996


Health Insurance of Vermont, Inc.
One Roosevelt Highway
Colchester, VT 05446


Ladies and Gentlemen:

      We are acting as counsel to Health Insurance of Vermont, Inc., a Vermont corporation (the "Company"), in connection with the filing of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1993, as amended, with the Securities and Exchange Commission relating to the proposed sale by the Company of an aggregate of 25,840 shares of its common stock, par value $3.00 per share (the "Common Stock"), issuable upon the exercise of options granted pursuant to the Company's 1985 Incentive Stock Option Plan.

      In connection with the foregoing, we are of the opinion that the Common Stock will, when sold, be legally issued, fully paid and nonassessable.

      We hereby authorize and consent to the use of this opinion as
Exhibit 5.1 to the Registration Statement.


                                        Very truly yours,

                                       /s/  GRAVEL AND SHEA